Agreement

THIS AGREEMENT (“Agreement”) is made and entered into this 28th day of November, 2011 between Whalehaven Capital Fund, Ltd. (“Whalehaven”) and Radient Pharmaceuticals Corporation (“RPC” or the “Company”).  Whalehaven is hereinafter sometimes referred to as “Holder”, Whalehaven and RPC are hereinafter sometimes individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties and Alpha Capital Anstalt (“Alpha Capital”) entered into a Settlement Agreement dated as of May 9, 2011 (the “Settlement Agreement”), as amended by an Amendment To Settlement Agreement dated May 23, 2011 (the “Amendment”) and a Final Settlement Agreement dated August 25, 2011 (the “Final Settlement Agreement,” and together with the Settlement Agreement and the Amendment, collectively, the “Prior Agreements”), which Prior Agreements were approved and “So Ordered” by the United States District Court for the Southern District of New York on May 24, 2011, August 26, 2011 and August 29, 2011 (the “Court Orders”); and

WHEREAS, the Parties desire to modify certain provisions of the Prior Agreements;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein set forth, the Parties agree as follows:

All upper case terms employed in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Final Settlement Agreement.

1.           DEFINITIONS.

(a)         “Bloomberg” shall mean Bloomberg Financial Markets.

(b)         “Control” shall have the meaning given thereto under Section 405 of the Securities Act of 1933.

(c)         “End Date” shall mean the first to occur of:

(i)           November 28, 2012;

(ii)          The occurrence of an Event of Default;

(iii)         A claim by RPC or its counsel that Holder is or may have Control of RPC or is an Affiliate of RPC, Alpha Capital or any of Iroquois Master Fund Limited, Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP or any of their Affiliates (“2011 Noteholders”);

(iv)         A claim by RPC or its counsel that Holder and any of Alpha Capital or any 2011 Noteholder are or may be a Group;

(v)         Holder and any of RPC, Alpha Capital or any 2011 Noteholder actually being or becoming Affiliates or a Group;

(vi)        Holder actually having Control over RPC;

(vii)       Any of the RPC Securities of Holder being delivered with any restrictive legend or not being freely tradable and immediately resellable upon receipt pursuant to Rule 144(b)(1)(i) under the Securities Act of 1933;

(viii)      The Note being or having been subject to the Trust Indenture Act;

(ix)         Without the prior written consent of the Holder, RPC amends, modifies, waives compliance with or terminates, fails to enforce, revokes or rescinds in any manner or respect (or takes any action, or permits any action to be taken (whether through RPC’s inaction or otherwise), or any other event or condition that has a similar effect to any of the foregoing) (1) any agreement, understanding or the like to which RPC or any of its subsidiaries is a party or is a beneficiary (whether entered into on, prior or after the date of this Agreement) which contains any provision relating to the sale or other disposition of Common Stock or any other securities of RPC (including, without limitation, with respect to the manner in which shares of Common Stock may be sold, the amount of shares of Common Stock that may be sold or the time as to which shares of Common Stock may be sold); (2) any beneficial ownership limitation (a so-called “blocker provision”) contained in any securities of the Company;

(x)          Any default under, redemption or acceleration prior to maturity of any preferred stock or debt obligation held by or owed to any 2011 Noteholder; or

(xi)         Any breach or failure in any respect by RPC to comply with its material obligations under this Agreement.

(d)         “Group” shall have the meaning given thereto in Section 13(d)(3) of the Exchange Act.

(e)         “Initial Reverse Split Date” shall mean January 15, 2012.

(f)          “Maximum Percentage” shall mean the Beneficial Ownership by the Holder or its Affiliates of 2.0% of the aggregate number of shares of Common Stock outstanding.

(g)         “Second Reverse Split” means a 1-for-2 reverse split of the Common Stock following the Initial Reverse Split.

(h)         “Third Reverse Split” means a 1-for-2 reverse split of the Common Stock following the Initial Reverse Split and Second Reverse Split.

2.           COMMON STOCK SALE LIMITATION.

(a)         Holder hereby covenant and agrees with the Company that Holder and its Affiliates shall not, from and after the effective date of this Agreement until the earlier of the End Date or the last to occur of the following periods (such period is referred to herein as the “Restricted Period”): the later to occur of (i) the date on which the Note is no longer outstanding, and (ii) the date on which neither the Holder nor any Affiliate of the Holder holds Settlement Shares directly or indirectly, sell on any Trading Day during the Restricted Period an aggregate number of Settlement Shares in excess of the following (as applicable):

(A)       with respect to each Trading Day from and after the date of this Agreement until the Trading Day (if any) immediately preceding the Trading Day on which a sale of Common Stock is reported by Bloomberg at a price greater than or equal to $0.05 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) (the Trading Day on which a sale of Common Stock at a price greater than or equal to $0.05 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) is reported by Bloomberg is referred to herein as the “$0.05 Threshold Day”), 5.0% of the aggregate trading volume of the Common Stock for the applicable Trading Day (as reported by Bloomberg using the HP command (or the successor command thereto)) (it being understood and agreed that this Section 2(a)(A) shall no longer apply on and after the $0.05 Threshold Day);

(B)        with respect to each Trading Day that occurs from and after the $0.05 Threshold Day until the Trading Day (if any) immediately preceding the Trading Day on which a sale of Common Stock is reported by Bloomberg at a price greater than or equal to $0.10 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) (the Trading Day on which a sale of Common Stock at a price greater than or equal to $0.10 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) is reported by Bloomberg is referred to herein as the “$0.10 Threshold Day”), 10.0% of the aggregate trading volume of the Common Stock for the applicable Trading Day (as reported by Bloomberg using the HP command (or the successor command thereto)) (it being understood and agreed that this Section 2(a)(B)  shall no longer apply on and after the $0.10 Threshold Day); or

(C)       with respect to each Trading Day that occurs from and after the $0.10 Threshold Day until the Trading Day (if any) immediately preceding the Trading Day on which a sale of Common Stock is reported by Bloomberg at a price greater than or equal to $0.15 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) (the Trading Day on which a sale of Common Stock at a price greater than or equal to $0.15 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) is reported by Bloomberg is referred to herein as the “$0.15 Threshold Day”), 15.0% of the aggregate trading volume of the Common Stock for the applicable Trading Day (as reported by Bloomberg using the HP command (or the successor command thereto)) (it being understood and agreed that this Section 2(a)(C) shall no longer apply on and after the $0.15 Threshold Day).

(b)         This Section 2 is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(c)         Notwithstanding anything contained in this Section 2 to the contrary, (i) the provisions of this Section 2 shall cease to apply and shall be of no further force or effect simultaneously with the reporting by Bloomberg of a sale of Common Stock at a price greater than or equal to $0.15 per share (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement), (ii) if the $0.05 Threshold Day and the $0.10 Threshold Day occur on the same Trading Day, then only the provisions of Section 2(a)(C)  shall apply to such Trading Day and (iii) no breach by the Holder of this Section 2 shall be deemed to occur if (x) sales of Settlement Shares by the Holder and its affiliates on any Trading Day exceed the limit applicable to such Trading Day by less than 25,000 Settlement Shares (as adjusted for any stock split, stock combination or other similar transaction occurring after the date of this Agreement) or (y) sales of Settlement Shares by the Holder and its affiliates on any Trading Day exceed the limit applicable to such Trading Day as a result of the cancellation of any sale of shares of Common Stock after such sale is reported by Bloomberg.

3.           RESERVATION; REVERSE STOCK SPLIT.

(a)         Pending the Initial Reverse Split Date, the Company hereby covenants and agrees to reserve not less than 600,000,000 shares of Common Stock for issuance to the Holder upon conversion of the Note as True Up Shares or other Settlement Shares.   Subsequent to the Initial Reverse Split Date, the Company hereby covenants and agrees to reserve the Required Reservation but not fewer than 2,358,000,000 shares of Common Stock for issuance to the Holder upon conversion of the Note, as True Up Shares or other Settlement Shares; such number of reserved shares of Common Stock to be appropriately reduced based upon any subsequent reverse stock split effected by the Company and which was authorized by the stockholders at the special meeting held November 4, 2011.   The Parties hereto agree that a breach by the Company of this Section 3(a) shall constitute an Event of Default.

(b)         On or before the Initial Reverse Split Date, the board of directors of the Company shall authorize the Company and the Company shall consummate a 1:25 reverse split of its issued and outstanding shares of Common Stock (without affecting the 5.0 billion shares of Common Stock authorized for issuance under is Certificate of Incorporation, as amended to date).  RPC agrees to effectuate the Second Reverse Split and Third Reverse Split after the Initial Reverse Split Date, promptly upon RPC having insufficient authorized Common Stock to satisfy RPC’s obligations to reserve the Required Reservation on behalf of Holder.  The Parties hereto agree that a breach by the Company of this Section 3(b) shall constitute an Event of Default.  In addition, the Company acknowledges that the failure or refusal of the Company to timely effectuate the Initial Reverse Split, Second Reverse Split or Third Reverse Split, as required hereunder will cause irreparable harm to the Holder for which it would have no adequate remedy at law.

(c)         RPC Acknowledges its continuing obligation to reserve shares as required pursuant to the Final Settlement Agreement and as set forth beginning at the third sentence of Section 6(a) of the Final Settlement Agreement.

(d)         Accordingly, the Parties hereby agree that, in addition to any other remedies available to it at law, the Holder shall have the right to apply to the Court or any other court of competent jurisdiction for specific performance of the provisions of Section 3, or such other equitable relief as may be appropriate in the circumstances.

4.           INSTALLMENT PAYMENTS.

The obligation and right of RPC to make amortizing payments pursuant to Section 1.4 of the Note is waived by the Parties.  The foregoing waiver shall in no way diminish RPC’s obligation to make all other payments required in connection with the Note on the Maturity Date or otherwise.

5.           NOTICE.

RPC agrees to notify Holder not later than the first Trading Day after a change of the Conversion Price.  Time is of the essence with regard to this notice.  Notice will be deemed made when delivered by email to ed@grushkomittman.com and eric@whalehavencapital.com

6.           MISCELLANEOUS.

(a)         Except as expressly set forth in this Agreement, nothing contained in this Agreement or in any of the Prior Agreements between the Parties shall prevent Holder from selling RPC Securities as may be permitted pursuant to the terms of Rule 144 or otherwise.

(b)         The Note, the Warrants and any Settlement Shares issued upon conversion of the Note or exercise of the Warrants may be offered, sold, assigned or transferred by the Holder without the consent of RPC, except that no such transfer, sale or assignment (as the case may be) of the Note or Warrants shall be effective unless the transferee or assignee (as the case may be) accepts and agrees to the terms of this Agreement by executing a new holder acknowledgment, in the form attached hereto as Exhibit A, and a counterpart thereof is delivered to RPC and such transferee or assignee (as the case may be) shall be substituted for, and become, the Holder under the Note or Warrants.

(c)         RPC has obtained all requisite consents and approvals as may be required to enter into and fully perform its obligations under this Agreement.

(d)         RPC confirms and represents that it has been advised by its counsel that nothing in this Agreement nor any other agreement to which RPC is a party or which RPC is contemplating (i) impairs the applicability of the exemption from registration pursuant to Section 3(a)(10) to any Settlement Shares, (ii) modifies the holding period of any RPC Securities which would be applicable pursuant to Rule 144 of the Securities Act of 1933, nor (iii) would cause holder to become a Control Person or Affiliate of the Company or any other person or entity.  For avoidance of doubt, RPC acknowledges that the Settlement Shares are not “restricted securities” as that term is defined in Rule 144(a)(3) of the Securities Act of 1933 and that no holding period is or will be required in order to otherwise rely on Rule 144 in connection with the sale and unlegended reissuance of such shares as free trading shares.  RPC agrees not to enter into any agreement which could cause Holder to become a Control Person, an Affiliate or form a Group with RPC nor any other person or entity nor impair Holder’s ability to immediately resell RPC Securities pursuant to Rule 144(b)(1).

(e)         Except as otherwise expressly provided in this Agreement all of the terms and conditions of the Final Settlement Agreement and (to the extent applicable) the other Prior Agreements shall remain in full force and effect and are incorporated herein by this reference.  Nothing in this Agreement shall be deemed a waiver of any Holder’s rights except as set forth herein and shall not be deemed a consent to any other agreement of RPC.

(f)          RPC agrees to submit to the personal jurisdiction of the United States District Court for the Southern District of New York (the “Court”) and any New York State court located in Manhattan. RPC agrees that such courts shall be the exclusive venue for asserting any claims relating to or arising out of this Agreement. This agreement shall be governed by New York law.  The Parties agree to request Judge Richard J. Sullivan of the Court to resolve any claims hereunder pursuant to his reservation of jurisdiction to hear and resolve all claims under the prior Agreements.

(g)         In the event any of the Parties brings suit to enforce its rights hereunder, the prevailing Party or Parties shall be entitled to recovers its costs and expenses plus its reasonable legal fees.

(h)         This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.  In the event of any dispute under this Agreement the prevailing party will be entitled to reasonable legal fees.

(i)          This Agreement, including the Prior Agreements, the Notes, and Warrants, and any schedules, exhibits and/or attachments hereto or thereto, contains the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersedes all existing and all other communications (oral, written or in any other form) between the Parties relating to all disputes among the Parties and the subject matter of the Prior Agreements and this Agreement.  The Parties each acknowledge that it has not been induced to enter into this Agreement by any representation or warranty not explicitly set forth herein.  However, the Parties agree that nothing herein shall affect the ability of Judge Richard J. Sullivan or the Court to enforce the Prior Agreements, Notes and Warrants as in effect.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement this 28th day of November 2011

Whalehaven Capital Fund, Ltd.

By

Radient Pharmaceuticals Corporation

By

EXHIBIT A

NEW HOLDER ACKNOWLEDGMENT

The undersigned transferee or assignee of this Note [Warrant] hereby accepts and agrees to the terms of the agreement dated November 28, 2011 between Radient Pharmaceuticals Corporation and Whalehaven Capital Fund Ltd. and understands that it will become the Holder thereunder.

[_____________________]

By:
Its:

Address and facsimile number:

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Facsimile: (___) ___-____
Attention: ____________